UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2018

KUSHCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11958 Monarch Street, Garden Grove, CA	92841
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 243-4311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2018, KushCo Holdings, Inc. (the “Company”) entered into an Offer Letter (the “Offer Letter”) with Christopher Tedford, pursuant to which Mr. Tedford will be appointed as the Company’s Chief Financial Officer and its principal financial and accounting officer effective as of November 26, 2018 (the “Effective Date”).  Following the Effective Date, Jim McCormick, the Company’s Chief Financial Officer and Chief Operating Officer, will no longer serve as Chief Financial Officer and principal financial and accounting officer and will continue in his role as Chief Operating Officer of the Company.

From 2016 through 2018, Mr. Tedford served as Senior Vice President and Chief Accounting Officer of Confie, a leading national personal lines and commercial insurance broker.  From 2011 to 2016, Mr. Tedford served as Senior Director and Corporate Controller and, from 2015, as Vice President and Interim Chief Financial Officer of Pacific Sunwear of California, Inc., a Nasdaq-listed specialty retailer rooted in the action sports industry, where he managed the daily functions of the accounting and finance groups.  Prior to that, he served in positions of increasing responsibility at KPMG LLP, Deloitte & Touche LLP, Multi-Finance Electronix, Inc. and Clean Energy Fuels Corp.  Mr. Tedford, age 46, is a Certified Public Accounting and received his Bachelor of Science from the University of California, Irvine and Master of Accounting from the University of Southern California.

Pursuant to the Offer Letter, Mr. Tedford will receive an initial annual base salary of $250,000.  In addition, Mr. Tedford will have the opportunity to earn an annual bonus of up to $100,000, based on achievement of certain performance goals. In addition, subject to approval of the compensation committee of the Company’s board of directors, Mr. Tedford will be granted options to purchase 600,000 shares of the Company’s common stock on the Effective Date, which will vest over three years, with one-third vesting on the one-year anniversary of the Effective Date and the remaining two-thirds vesting ratably in equal monthly installments over the remaining two years. The options will be governed by the terms and conditions of a stock option agreement which Mr. Tedford will be required to sign.

The foregoing description of the Offer Letter is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

There are no related party transactions between the Company and Mr. Tedford, and Mr. Tedford is neither related to, nor does he have any relationship with, any existing member of the Board or any executive officer of the Company.

Item 8.01.	Other Events.

On November 20, 2018, the Company issued a press release announcing the appointment of Mr. Tedford. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title
10.1	Offer Letter between Christopher Tedford and KushCo Holdings, Inc., dated November 8, 2018.
99.1	Press Release of KushCo Holdings, Inc. dated November 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSHCO HOLDINGS, INC.
(Registrant)

November 20, 2018	/s/ Nicholas Kovacevich
(Date)	Nicholas Kovacevich Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Offer Letter between Christopher Tedford and KushCo Holdings, Inc., dated November 8, 2018.
99.1	Press Release of KushCo Holdings, Inc. dated November 20, 2018.